INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

   Information Statement Pursuant to Section 14(c) of the Securities Exchange
                           Act of 1934 (Amendment No.)


      Filed by the Registrant  /X/
      Filed by a party other than the Registrant /   /

      Check the appropriate box:
      [   ]    Preliminary Information Statement
      [   ]    Confidential, for Use of the Commission Only (as permitted by
               Rule 14c-5(d)(2))
      [ X ]    Definitive Information Statement


                       SECURED DIGITAL APPLICATIONS, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box): /X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transactions applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1) Amount Previously Paid:

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           (2) Form, Schedule or Registration Statement No.:

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           (3)  Filing Party:

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           (4)  Date Filed:

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                       SECURED DIGITAL APPLICATIONS, INC.
           11, Jalan 51A/223, 46100 Petaling Jaya, Selangor, Malaysia


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER


     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF SECURED DIGITAL APPLICATIONS, INC. OUTSTANDING SHARES OF COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.




                                               Petaling Jaya, Selangor, Malaysia
                                               June 28, 2004

              This information statement has been mailed on or about June 30, 2004 to the stockholders of record on June 14, 2004 (the "Record Date") of Secured Digital Applications, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent of the majority stockholders of the Company, dated as of June 14, 2004. The actions to be taken pursuant to the written consent shall be taken on or about July 20, 2004, 20 days after the mailing of this information statement.


THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                            By Order of the Board of Directors,

                            /s/ Patrick Soon-Hock Lim

                            Patrick Soon-Hock Lim
                            Chairman of the Board

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                          NOTICE OF ACTION TO BE TAKEN
                                 PURSUANT TO THE
                    WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
                IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS
                               DATED JUNE 28, 2004


To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated June 14, 2004, in lieu of a special meeting of the stockholders. Such actions will be taken on or about July 20, 2004:

         1. The Company will amend its Certificate of Incorporation to increase the authorized common stock of the Company to 350 million shared from the present 100 million shares.

                      OUTSTANDING SHARES AND VOTING RIGHTS


         As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 89,928,899 shares are outstanding and 9,055,000 shares are held as treasury stock and available for reissue. In addition, the Company has 1,000,000 shares of preferred stock authorized, of which 100,000 shares are issued as Series A Voting Convertible Preferred stock. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date (including the common stock and the Series A Preferred) have voted in favor of the foregoing proposals by resolution dated June 14, 2004; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on July 20, 2004.


         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.


         This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware General Corporations Law.





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SAFE HARBOR STATEMENT

     This Information Statement and other reports filed by the Company from time to time with the Securities and Exchange Commission, as well as the Company's press releases, contain or may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and information that is based upon beliefs of, and information currently available to, the Company's management, as well as estimates and assumptions made by the Company's management. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "may", "should", "anticipates", "estimates", expects", "future", "intends", "hopes", "plans" or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results of Secured Digital Applications, Inc. to vary materially from historical results or from any future results expressed or implied in such forward-looking statements.

 The Company does not undertake to update, revise or correct any forward-looking statements.


AMENDMENT TO THE ARTICLES OF INCORPORATION


         The Board of Directors of the Company will amend the Company's certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 350,000,000. The Company currently has authorized capital stock of 100,000,000 shares of common stock and approximately 89,928,899 shares of common stock are outstanding as of the Record Date. The Board believes that the increase in authorized shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions. In addition, the Company has issued certain convertible securities in a private placement and has undertaken to the purchaser to have sufficient authorized common stock available to permit conversion of the securities and the exercise of warrants granted at the time of the private placement. The conversion of the securities and exercise of the warrants will require 23,300,000 shares of common stock. The increase in common stock is expected to provide adequate common stock for the Company's needs in the foreseeable future.


INCREASE IN AUTHORIZED COMMON STOCK

         The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock would remain unchanged under this proposal.


         As of June 4, 2004, a total of 98,983,899 shares of the Company's currently authorized shares of common stock are issued and 9,055,000 of those shares are held as treasury stock. The issued shares represent substantially all of the Company's authorized shares of common stock. In addition, the Company has authorized 1,000,000 shares of preferred stock and, pursuant to a Certificate of Designation whereby President and Chairman, Patrick Lim, exchanged 8,000,000 shares of common stock for 100,000 shares of preferred stock, has issued 100,000 shares of preferred stock. The increase in the number of authorized but unissued shares of common stock would enable the


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Company, without further stockholder approval, to issue shares from time to time as may be required for business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.


PRIVATE PLACEMENT

         The Company on June 4, 2004 in a private placement issued a certain convertible note and, through a subsidiary corporation, convertible preferred stock to Laurus Master Fund, Ltd. ("Laurus") in the aggregate amount of $7 million.

         Pursuant to the terms of the private placement, the Company issued a Convertible Term Note (the "Note") in the principal amount of $500,000, which is convertible into shares of the Company's common stock at a fixed conversion price of $0.35 per share and warrants to purchase up to 300,000 shares of the Company's common stocks. The Note has a three-year term and a coupon at a rate per annum equivalent to the "prime rate" published in The Wall Street Journal from time to time plus 2%, subject to a floor of 6% per annum. The monthly interest will be adjusted downward based on a minimum increase of 25 percent of the price of the common stock above the conversion price. The warrants have a seven-year term and an exercise price of $0.40 per share for the first 100,000 shares, $0.43 per share for the second 100,000 shares and $0.47 per share for the third 100,000 shares.

         In addition, the Company issued to Laurus 6,500,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred") of the Company's wholly owned subsidiary, SDA America, Inc. ("SDAA"), at a price of $1.00 per share, which are convertible into shares of the Company's common stocks at a fixed conversion price of $0.35 per share and warrants to purchase up to 3,000,000 shares of the Company's common stock. The Series A Preferred is entitled to cumulative preferential dividends at a rate per annum equivalent to the "prime rate" published in The Wall Street Journal from time to time plus 2%, subject to a floor of 6% per annum. The warrants have a seven-year term and an exercise price of $0.40 per share for the first 1,000,000 shares, $0.43 per share for the second 1,000,000 shares and $0.47 per share for the third 1,000,000 shares. Pursuant to the securities purchase agreement between Laurus and the Company and a restricted account agreement entered into by the Company, Laurus and a US bank, the $6,500,000 investment was deposited into a restricted account for the benefit of Laurus as security for the performance of the Company and its subsidiaries' obligations to Laurus. The proceeds of the $6,500,000 sale of the Series A Preferred will be released from the restricted account following the receipt of confirmation from the SEC that an effective registration statement under the Securities Act of 1933 with respect to such investment has been declared effective and the preferred stock is converted into the common stock of the Company pursuant to the relevant transaction documents. Upon conversion of the Note and Series A Preferred, and the exercise of the associated warrants, the Company will be obligated to issue 23,300,000 shares of common stock.

RISKS RELATING TO THE CONVERTIBLE SECURITIES

The following describes the principal risks associated with investment made by Laurus Master Fund, Ltd. through the private placement of securities. The description herein is not intended to and does not describe all of the potential risks associated with the Laurus investment. The reader is directed to the Company's Form 8-K filed June 8, 2004 and attachments thereto for a more


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complete description of the transaction and copies of the transactional documents. The reader is further directed to the general description of risks associated with an investment in the Company as the same are described in the Company's most recent annual report on Form 10-KSB and most recently quarterly report on Form 10-QSB.

THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL SATISFY ALL OF THE CONDITIONS OF THE AGREEMENTS EXECUTED IN THE PRIVATE PLACEMENT.

Pursuant to the terms of certain agreements, the Company is subject to a condition subsequent to a) secure a listing on the NASDAQ National Market, the NASDAQ Small Cap Market or the American Stock Exchange on or before November 15, 2004; and b) to obtain an effective registration statement permitting the resale of common stock issued upon the exercise of the conversion rights of the purchaser and the exercise of the warrants by the purchaser on or before October 25, 2004. The Company believes that as a result of the investment made in the private placement, it will qualify for listing on the NASDAQ SmallCap Market or the American Stock Exchange. The approval of such a listing, however, is discretionary and there can be no assurance that the Company will obtain the listing within the time required. Likewise, although the Company believes that it will meet the deadline for obtaining an effective registration statement, there can be no assurance that such a statement will be declared effective within the time required. Failure to satisfy either of these conditions subsequent would constitute a default. In connection with the transaction, the Company has granted to the purchaser a general security interest in the assets of the Company and has pledged the stock of certain of its subsidiary corporations, which subsidiaries have also provided certain unconditional guarantees of obligations of the Company and the other subsidiaries as well as granting to Laurus a general security interest in all of their respective assets. The company has unconditionally guaranteed the obligations of SDA America to Laurus as the holder of the preferred stock.

THE ISSUANCE OF SHARES UNDERLYING THE NOTE, WARRANTS AND PREFERRED STOCK MIGHT RESULT IN DILUTION TO EXISTING SHAREHOLDERS, DEPENDING ON MARKET CONDITIONS AT THE TIME OF CONVERSION.

Although the conversion price of the note, warrants and convertible preferred stock was set at a premium to the market price of the common stock of the Company at the time of the transaction, the shares of common stock issuable upon conversion of such securities most likely will be less that the market price of the securities at the time of conversion. The issuance of such common will result in dilution of the interests of existing holders of common stock at the time of the conversion. Furthermore, the sale of common stock owned by Laurus as a result of the conversion of the convertible securities may result in lower prices for the common stock if there is insufficient buying interest in the markets at the time of conversion.

LAURUS HAS NO OBLIGATION TO CONVERT SHARES IF THE MARKET PRICE IS LESS THAN THE CONVERSION PRICE.

The convertible note and convertible preferred shares have a conversion price of $.35, a premium to the closing price of the common stock of $.26 on June 4, 2004, when the transaction closed. Laurus has no obligation to convert the securities if the market price of the securities is less than the conversion price. The amount of common stock that may be issued to Laurus is subject to certain limitations based on price, volume and/or the inventory of common stock of the Company held by Laurus. The proceeds of the $6,500,000 sale of Series A


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Preferred stock has been placed in a restricted account under the control of
Laurus and will be released from the account if, as and when the Series A preferred stock is converted in common stock of the Company.

THE INCREASE IN AUTHORIZED SHARES MIGHT MAKE IT MORE DIFFICULT TO OBTAIN CONTROL OF THE COMPANY.


One of the effects of proposed amendment might be to enable the Board to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable.


                             ADDITIONAL INFORMATION


         The Company's annual report on Form 10-KSB for the year ended
December 31, 2003, its quarterly report on Form 10-QSB for the quarter ended March 31, 2004 and its Form 8-K dated June 8, 2004 describing the terms of the private placement are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to the Company's principal offices at 11, Jalan 51A/223, 46100 Petaling Jaya, Selangor, Malaysia.



                                             By Order of the Board of Directors,

                                             /s/ Patrick Soon-Hock Lim

                                             Patrick Soon-Hock Lim
                                             Chairman of the Board

Selangor, Malaysia
June 28, 2004


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EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       SECURED DIGITAL APPLICATIONS, INC.

         Pursuant to the provisions of Section 242 of the Delaware General Corporations Code, Secured Digital Applications, Inc., a Delaware corporation (the "Corporation"), adopts the following articles of amendment to its articles of incorporation:

         1. The Amended and Restated Articles of Incorporation of the Corporation is hereby amended by replacing paragraph "(a)" in Article IV:

              (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 351,000,000 shares of capital stock, consisting of (i) 350,000,000 shares of common stock, par value $0.00001 per share (the "Common Stock") and (ii) 1,000,000 shares of preferred stock, par value $0.10 per share (the "Preferred Stock").

         2. This Articles of Amendment to the Articles of Incorporation has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of the Delaware General Corporations Law and the By-Laws of the Corporation.

         IN WITNESS WHEREOF, this Articles of Amendment to the Amended and Restated Articles of Incorporation to be signed by its Secretary of the Board this 20th day of July, 2004.

                                 SECURED DIGITAL APPLICATIONS, INC.


                                 By:_______________________________
                                    Valerie Hoi-Fah Looi, Secretary



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